UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009
______________

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
______________

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (818) 407-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On July 2, 2009, Image Entertainment, Inc. (the "Company") issued a press release announcing that its audited consolidated financial statements for the fiscal year ended March 31, 2009, included in the Company’s Annual Report on Form 10-K filed on June 29, 2009, contained an explanatory paragraph, within the report of its independent registered public accounting firm, that expressed substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The press release was required by NASDAQ Marketplace Rule 5250(b)(2). A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01.     Other Events.

The information set forth in Item 8.01 of this Current Report on Form 8-K (this "Form 8-K") is being filed to update and supersede the description of our capital stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission (the "SEC") on April 21, 1983, as amended by Amendment No. 1 to Form 8-A on Form 8-A/A filed on April 21, 1991, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports we have filed for purposes of updating that description.  We are filing the description in Item 8.01 of this Form 8-K in accordance with the principles of Question 123.07 of the Securities Act Forms Compliance and Disclosure Interpretations of the SEC Division of Corporation Finance.  This description will be available for incorporation by reference into certain of our filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act, including registration statements.

References in Item 8.01 of this Form 8-K to "us," "we," "our" or "Image" mean Image Entertainment, Inc., a Delaware corporation.

DESCRIPTION OF CAPITAL STOCK

General

We are currently authorized to issue 100,000,000 shares of common stock, $.0001 par value per share (the "Common Stock").  We are also currently authorized to issue 25,000,000 shares of preferred stock, $.0001 par value per share (the "Preferred Stock").  The following description of the Common Stock, the Preferred Stock and the material provisions of our Certificate of Incorporation (the "Certificate"), Certificate of Designation designating the Series A Preferred Stock (the "Series A Certificate of Designation") and Bylaws is a summary and is qualified in its entirety by reference to the Certificate, Series A Certificate of Designation and Bylaws, copies of which have been filed with the SEC.

As of June 15, 2009, we had 21,855,718 shares of Common Stock outstanding.  All of our issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.  As of June 15, 2009, we did not have any outstanding shares of Preferred Stock, but we have authorized the issuance of up to 5,000,000 shares of Series A Junior Participating Preferred Stock, $.0001 par value per share (the "Series A Preferred Stock").

As of June 15, 2009, there was a warrant outstanding and exercisable for the purchase of 1,000,000 shares of Common Stock at an exercise price of $4.25 per share, subject to antidilution adjustments (the "Warrant").  The Warrant is exercisable until August 30, 2011.  If we sell new securities for a price less than $4.25 (or such other conversion or exercise price then in effect), then the exercise price of the warrant will be reduced to a weighted average amount pursuant to the formula contained in the warrant.

Common Stock

      Dividend Rights

Subject to the rights, preferences, privileges, restrictions and other matters that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available assets.

Our Loan and Security Agreement, as amended, with Wachovia Capital Finance Corporation (Western) prohibits the payment of dividends. In addition, so long as any part of our senior convertible note (the "Note") held by Portside Growth and Opportunity Fund (the "Holder") is outstanding, we may not redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of the Note representing not less than a majority of the aggregate principal amount of the then-outstanding Note.

      Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.  Our stockholders do not have cumulative voting rights in the election of directors.  Except as otherwise required by law or the Bylaws, all actions (other than the election of directors) taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present will be valid and binding upon us.  Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or by proxy at the meeting will be the act of such class.

      Liquidation Rights

In the event of our liquidation, dissolution or winding up (either voluntary or involuntary), holders of Common Stock will be entitled to share ratably in our net assets and funds legally available for distribution to stockholders after payments to creditors and to the holders of any then-outstanding shares of Preferred Stock.

      Rights and Preferences

Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock.  The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future, including the Series A Preferred Stock.

However, if at any time we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of the Note and Warrant (the "Holder") will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Note and the Warrant (without taking into account any limitations or restrictions on the convertibility of the Note or the Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Preferred Stock

      General

To the extent permitted by law and our Bylaws, our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of Preferred Stock in one or more series and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof.  These designations, preferences and rights could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock.  The issuance of the Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.  In addition, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

      Series A Preferred Stock

In October 2005 in connection with the adoption of a stockholder rights plan (see "Anti-Takeover Provisions—Preferred Stock Purchase Rights" below), our board of directors designated a series of Preferred Stock as Series A Junior Participating Preferred Stock, and the number of shares constituting the Series A Preferred Stock is 5,000,000, which number may be increased or decreased by resolution of our board of directors.  As of June 15, 2009, no shares of Series A Preferred Stock have been issued or are outstanding.

Dividend and Distribution Rights.  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, each holder of a share of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, is entitled to receive, when declared by our board of directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to, subject to adjustment:

  1,000 times the aggregate per share amount of all cash dividends; and
  1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock.

We must declare a dividend or distribution on the shares of Series A Preferred Stock immediately after we declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).  Accrued but unpaid dividends will not bear interest.

Voting Rights.  Subject to adjustment, each share of Series A Preferred Stock entitles the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders.  Except as otherwise provided in the Series A Certificate of Designation, in the Certificate, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of Image having general voting rights will vote together as one class on all matters submitted to a vote of stockholders.  Except as set forth in the Series A Certificate of Designation or as otherwise provided by law, holders of Series A Preferred Stock will have no special voting rights and their consent will not be required (except to the extent they are entitled to vote with holders of Common Stock) for taking any corporate action.

Certain Restrictions.  Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding have been paid in full, we may not:

  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the shares of Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that we may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any of our stock ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
  redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by our board of directors) to all holders of such shares upon such terms as our board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of Image, no distribution will be made to the holders of shares of stock ranking:

  junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock have received the greater of (x) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment (the "Series A Liquidation Preference") and (y) an aggregate amount per share, subject to adjustment, equal to the product of 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or
  on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets will be distributed ratably to the holders of Series A Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

Consolidation, Merger, Etc.  If we enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property (or into the right to receive any of the foregoing), then in any such case each share of Series A Preferred Stock will at the same time be similarly exchanged, converted or changed into an amount per share, subject to adjustment, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged.

No Redemption.  The shares of Series A Preferred Stock are not redeemable.

Rank.  The Series A Preferred Stock rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

Amendment.  The Certificate may not be amended, including any amendment through consolidation, merger, combination or other transaction, in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Anti-Takeover Provisions

      Certificate and Bylaws

Classified Board of Directors.  Our Bylaws provide for the division of the board of directors into three classes designated as Class I, Class II and Class III, respectively, as nearly equal in number as the then-total number of directors permits with staggered three-year terms.  At each annual meeting of stockholders, successors to the directors whose terms expire at that annual meeting are elected for a three-year term.  Any amendment, change or repeal of the section of the Bylaws creating the classified board, or any other amendment to the Bylaws that has the effect of permitting circumvention or modification of such section, requires the favorable vote of at least 80% of the then-outstanding shares of stock entitled to vote.

Removal of Directors.  The Certificate provides that, subject to any limitation imposed by law or any rights of the holders of Preferred Stock, our directors are removable at any time with or without cause at a stockholders meeting by the affirmative vote of the holders of at least 66⅔% of the voting power of all the then-outstanding shares of capital stock entitled to vote, voting together as a single class.

Director Vacancies.  The Certificate provides that, subject to any limitation imposed by law or any rights of holders of Preferred Stock, any vacancies on the board of directors (including newly created directorships) will be filled only by the affirmative vote of a majority of the directors then in office or by a sole remaining director, and not by the stockholders.

Amendment of Bylaws and Charter.  Our stockholders may repeal, alter or amend the Bylaws or adopt new Bylaws, but only by an affirmative vote of at least 66⅔% of the shares entitled to vote at the meeting, unless the Bylaws or Certificate requires a larger vote.  The Certificate provides that we reserve the right to amend, alter, change or repeal any provision contained in the Certificate in the manner prescribed by statute and all rights conferred upon stockholders in the Certificate are granted subject to such reservation.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our Bylaws contain advance notice procedures with respect to stockholder proposals at annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.

No Stockholder Action Without a Meeting.  The Certificate and Bylaws provide that stockholders may not take action except at an annual or special meeting of stockholders called in accordance with the Bylaws.  Stockholders are prohibited from taking actions by written consent or electronic transmission.

Special Meetings of Stockholders.  The Certificate and Bylaws provide that, except as otherwise required by law and subject to any rights of holders of Preferred Stock, our stockholders may not call a special meeting. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, in each case pursuant to a resolution of our board of directors.

The combination of the classification of our board of directors, the lack of cumulative voting and the 66⅔% stockholder voting requirements for amendments of the Bylaws and removal of directors will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. As our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock makes it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

      Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

  any merger or consolidation involving the corporation and the interested stockholder;
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an "interested stockholder" as an entity or person who, together with the person's affiliates and associates, beneficially owns, or is or was an affiliate or associate of the corporation and within three years immediately prior to the time of determination of interested stockholder status did at any time own, 15% or more of the outstanding voting stock of the corporation.

      Preferred Stock Purchase Rights

In October 2005, our board of directors adopted a stockholders rights plan (the "Rights Plan") and declared a dividend of one right (a "Right") for each outstanding share of Common Stock.  Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Preferred Stock at a price of $12.42, subject to adjustment.  The Rights can not be exercised until the Distribution Date (as defined in the Rights Plan) and will expire at the close of business on October 31, 2015, unless earlier redeemed by us.  Until a Right is exercised, the holder of a Right will have no rights by virtue of ownership as a stockholder of Image, such as the right to vote or to receive dividends.

The existence of the Rights Plan and related Rights may make it more difficult for other persons or entities, without the approval of our board of directors, to make a tender offer or otherwise acquire substantial amounts of our Common Stock, or to launch other takeover attempts that a stockholder might consider to be in the stockholder's best interests.  The Rights Plan also may limit the price that certain investors might be willing to pay in the future for shares of our Common Stock.

      Acceleration of Awards Upon Change of Control

Under our 2008 Stock Awards and Incentive Plan, in the event of a change of control (as defined in the plan), all outstanding awards will immediately vest and become exercisable or satisfiable, as applicable, and the plan administrator, in its discretion, may take any other action with respect to outstanding awards that it deems appropriate; provided, however that such action may not reduce the value of an award. The plan administrator may, in its discretion, take any other actions with respect to outstanding awards that is deems appropriate with respect to a change of control, which action may vary among the awards granted to individual holders.

Under our 2004 Incentive Compensation Plan, the plan administrator may accelerate vesting or other restrictions of any award, including if we undergo a change in control (as defined in the plan).  In addition, performance goals relating to any performance-based award may be deemed met upon a change in control.  Stock options and limited stock appreciation rights may be cashed out based on a defined "change in control price."

Under our 1998 Incentive Plan, in the event of a change in control event (as defined in the plan), unless the applicable award agreement otherwise provides, each option and stock appreciation right will become immediately exercisable, restricted stock may immediately vest free of restrictions, and performance awards and stock units may become payable (at target performance levels, if applicable).  In certain circumstances, awards that are fully accelerated and which are not exercised or settled at or prior to a change in control event generally may be terminated, and awards held by participants terminated in anticipation of or after a change in control may be accelerated.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

National Securities Exchange

The Common Stock is currently listed on The NASDAQ Global Market under the symbol "DISK."

Item 9.01.     Financial Statements and Exhibits.

      (d)       Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated July 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Date:	July 2, 2009	By:	/s/ MICHAEL B. BAYER
			Name	Michael B. Bayer
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 2, 2009.